UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

NIGHTFOOD HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NIGHTFOOD HOLDINGS, INC.

13501 South Main Street

Los Angeles, CA 90016

866-291-7778

Notice of Actions Taken Pursuant to Written Consent of Stockholders

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

To the Stockholders of NightFood Holdings, Inc.:

This Notice and accompanying Information Statement is being furnished to the stockholders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of NightFood Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, as of the close of business on July 22, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to notify our stockholders, in accordance with Chapter 78 of the Nevada Revised Statutes (the “NRS”), that in lieu of a Special Meeting of the Stockholders of the Company, the holder of 1,000 shares of the Company’s Series A Super Voting Preferred Stock, representing a majority of the voting power of our issued and outstanding voting capital stock (such holder, the “Majority Stockholder”) approved the following action (the “Corporate Action”) on July 22, 2026:

●

the authorization of the Company’s Board of Directors (the “Board” or the “Board of Directors”) to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split in the range of 1:150 to 1:250 at any time prior to July 21, 2027, whereby every 150-250 (such number of shares, the “Split Denominator”) shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”).

The foregoing action was approved on July 22, 2026, by the Board of Directors of the Company (the “Board of Directors”). The Majority Stockholder consent we received constitutes the only stockholder approval required under the NRS, our Amended Articles of Incorporation, and our Bylaws, to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The action taken by written consent of the Majority Stockholder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the close of business on the Record Date.

By Order of the Board of Directors,

/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer

August 12, 2026

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INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

NightFood Holdings, Inc., a Nevada corporation, with its principal executive offices located at 13501 South Main Street, Los Angeles, CA 90016, is sending you this Notice and Information Statement (the “Information Statement”) to notify you of actions that the Majority Stockholder has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” and “NightFood” are to NightFood Holdings, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are first being mailed on or about August 12, 2026, to the stockholders of record of the outstanding shares of our Common Stock, $0.001 par value per share (the “Common Stock”), at the close of business on July 22, 2026, which we refer to as the “Record Date.”

Background

On July 22, 2026, the following actions (the “Corporate Action”) was approved, respectively, by the Board of Directors of the Company (the “Board of Directors”) and by a written consent of the holder of 1,000 shares of the Company’s Series A Super Voting Preferred Stock, representing a majority of the voting power of our issued and outstanding voting capital stock (such holder, the “Majority Stockholder”), in lieu of a special meeting of stockholders:

●

the authorization of the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split in the range of 1:150 to 1:250 at any time prior to July 21, 2027, whereby every 150-250 (such number of shares, the “Split Denominator”) shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”).

The elimination of the need for a formal meeting of the stockholders to approve the Corporate Action is authorized by Section 78.320 of the Nevada Revised Statutes (the “NRS”), our Amended Articles of Incorporation and our Bylaws. Section 78.320 of the NRS provides that, unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Amended Articles of Incorporation nor its Bylaws prohibit the taking of action by its stockholders by written consent. Prompt notice of any such action taken by written consent must be provided to all holders of our Common Stock as of the Record Date. Further, according to Section 78.390(1)(b) of the NRS, an action by the stockholders on a matter (other than the election of directors) is approved if stockholders holding shares representing at least a majority of the voting power have approved the amendment.

In order to eliminate the costs and management time involved in holding a special meeting, the Corporate Action was approved by the written consent of the Majority Stockholder in lieu of a special meeting of stockholders.

This Information Statement shall constitute notice to you of the Majority Stockholder taking action by written consent under Section 78.320 of the NRS.

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The consent of the Majority Stockholder we received constitutes the only stockholder approval required under the NRS, our Amended Articles of Incorporation and our Bylaws, to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents, nor proxies are being requested from stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders of record as of the close of business on the Record Date. The actions approved by the Majority Stockholder will be effective no earlier than twenty (20) days after the date this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date, which we expect to be on or approximately August 12, 2026. Stockholders may also request a copy of the Information Statement by contacting our main office at 866-291-7778.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

CORPORATE ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the Corporate Action approved by the members of the Board of Directors of the Company and the Majority Stockholder.

Authorization of a reverse stock split of the Company’s common stock

On July 22, 2026, our Board of Directors and the Majority Stockholder, respectively, approved to authorized the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split in the range of 1:150 to 1:250 at any time prior to July 21, 2027, whereby every 150-250 (such number of shares, the “Split Denominator”) shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”).

Principal Effects of the Reverse Stock Split

If the Company implements the Reverse Stock Split, we will amend our Articles of Incorporation by filing a Certificate of Change to Articles of Incorporation in substantially the form of Appendix A (the “Certificate of Change”) with the Nevada Secretary of State, which will result in the number of shares of the Common Stock held by each stockholder being reduced to a number of shares determined by dividing the number of shares held immediately before the Reverse Stock Split by the Split Denominator, and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share at the participant level. Pursuant to the Nevada Revised Statutes (“NRS”), the Reverse Stock Split only impacts outstanding shares and not authorized shares unless the Certificate of Change by its terms also decreases the authorized shares.

Corporate Matters. The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding:

☐

in a one-for-150 reverse stock split, every 150 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 516,995,612 shares to 3,446,637 shares.

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☐

in a one-for-200 reverse stock split, every 200 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 516,995,612 shares to 2,584,979 shares.

☐

in a one-for-250 reverse stock split, every 250 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 516,995,612 shares to 2,067,983 shares.

The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio of the Reverse Stock Split and Split Denominator will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share at the participant level. As described below, stockholders and holders of options holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Market Price of our Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to possibly increase the trading price of such Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the Common Stock may change due to a variety of other factors related to business and general market conditions.

Dilution. You may also experience future potential substantial dilution of your percentage of ownership of the equity in the Company as a result of this Reverse Stock Split. While the Reverse Stock Split itself does not result in dilution (except with respect to the round up of fractional shares as discussed below), it makes available a substantial number of shares for future transactions by the Company, the consummation of which could result in substantial dilution.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares on a participant level because they hold a number of shares not evenly divisible by the exchange ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares on a participant level rounded up to the nearest whole number. In any event, cash will not be paid for fractional shares. For illustration purposes, if a stockholder owns one (1) share of Common Stock in one hundred fifty (150) separate accounts, and we effect a one-for-160 reverse stock split, that stockholder will receive only one (1) share of Common Stock.

Options and Warrants. Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares because they hold options or warrants which upon exercise would result in a number of shares of Common Stock not evenly divisible by the exchange ratio of the Reverse Stock Split, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Authorized Shares. The Company is currently authorized to issue 900,000,000 shares of Common Stock. Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock would remain 900,000,000, although the number of shares of Common Stock issued and outstanding will decrease. The issuance in the future of additional shares of the our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted.

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The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board has no plans to use any of the additional shares of Common Stock that would become available following the approval of the Reverse Stock Split, if any, for any such purposes.

Accounting Matters. The par value per share of the Common Stock would remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights. Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed Certificate of Change to effect the Reverse Stock Split.

United States Federal Income Tax Consequences of the Reverse Stock Split. The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares held by the stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by the stockholders immediately after the Reverse Stock Split (“New Shares”) will be, owned as “capital assets,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange (or deemed exchange) of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis (and the holding period) of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis (and holding period) in the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Potential Anti-Takeover Effect Of Certain Provisions. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. By increasing the number of shares available to authorize and issue, the Company has caused a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the Company stock and to expend additional resources to accomplish such a measure.

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Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate of Change with the Secretary of State of the State of Nevada (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of July 22, 2026, or later than July 21, 2027. Moreover, although the Reverse Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed effective date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company. No further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split.

The text of the Certificate of Change is subject to modification to include such changes as may be required by the NRS and as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Board elects to implement the Reverse Stock Split, the number of issued and outstanding shares of the Common Stock would be reduced in accordance with the Exchange Ratio of the Reverse Stock Split. The number of authorized shares of the Common Stock would remain unchanged.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. As of the Effective Time of the Reverse Stock Split, each certificate representing shares of the Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Common Stock resulting from the Reverse Stock Split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Time until they surrender their old stock certificates for exchange. All shares, underlying options and other securities would also be automatically adjusted at the Effective Time.

If the Company elects to exchange stock certificates, the Company expects that its transfer agent, Cleartrust LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the Effective Time, stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

EFFECTIVE DATE

Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Corporate Action will not become effective until at least 20 calendar days after the first mailing of this Information Statement to our stockholders as of the close of business on the Record Date.

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DISSENTER’S RIGHTS OF APPRAISAL

Pursuant to the NRS, the Company’s Amended Articles of Incorporation, and our Bylaws, stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Corporate Action described in this Information Statement.

OUTSTANDING VOTING SECURITIES

Our voting securities consist of our shares of Common Stock and shares of Series A Super Voting Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”). Each share of Common Stock is entitled to one (1) vote on all matters submitted to stockholders. Each share of Series A Preferred Stock is entitled to a number of votes equal to the total votes of all other equity securities of the Company, plus one (1), and as a result, the holder of the Series A Preferred maintains majority voting control over the Company, regardless of the total number of votes held by other stockholders. Our shares of Series B Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock, each such preferred stock of $0.001 par value per share, do not have voting rights.

On the Record Date, there were issued and outstanding (a) 516,995,612 shares of Common Stock and (b) 1,000 shares of Series A Preferred Stock.

On July 22, 2026, the Majority Stockholder executed a written consent that approved the Corporate Action described in this Information Statement and, because the Corporate Action has been approved, this Information Statement does not solicit proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting capital stock as of June 30, 2026, the Record Date, for (i) each named executive officers and directors; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding shares of Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty (60) days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

Name of Beneficial Owner	Series A Preferred Stock(11)	Common Stock Owned	Shares Issuable upon Conversion (7)	Total Beneficial Ownership	Percentage of Common Stock Outstanding (10)
Jimmy Chan		-	39,083,333	39,083,333	5.57%
James Steigerwald		-	27,300,000	27,300,000	3.89%
Ried Floco		585,000	56,260,000	56,845,000	8.10%
Lei Sonny Wang		-	13,500,000	13,500,000	1.92%
Christopher Dieterich		-	-	-	0.00%
Thomas Morse		216,494	-	216,494	0.03%
All directors and officers as a group (6 persons)		801,494	136,143,333	136,944,827	19.51%
Jimmy Chan	1000				100%

1-	Chief Executive Officer and Chief Financial Officer

2-	Chairman and Chief Operating Officer

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3-	President and Director

4-	Chief Revenue Officer and Director

5-	Independent Director

6-	Independent Director

7-

Represents shares of common stock issuable conversion of the Company’s Series C, convertible preferred stock that is vested and exercisable. These shares can be converted into common stock at a rate of 1:6,000, and voted accordingly at June 30, 2025.

8-

Jimmy Chan has an equivalent 39,000,000 equivalent shares of common stock for shares vested for services rendered. Additionally, 83,333 fully vested shares were obtained in connection with the acquisition of SWC Group, Inc. on March 31, 2025 in which the shares were issued to Sugarmade, Inc. an entity controlled by Jimmy Chan.

9-

Ried Floco has an equivalent 56,250,000 equivalent shares of common stock for shares vested for services rendered. Additionally, 10,000 fully vested shares were obtained in connection with the acquisition of Skytech on March 31, 2025, an entity controlled by Ried Floco.

10-

Based on 702,054,354 shares of common stock outstanding as of June 30, 2025. For each individual, the percentage is calculated based on total shares outstanding plus any shares such individual has the right to acquire within 60 days.

11-	Shares of Series A Preferred Stock have a number of votes equal to the number of votes then held or entitled to be made by all other equity securities of the Company plus one (1).

MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to the attention of our Corporate Secretary, or by telephoning the Company at 866-291-7778.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

By Order of the Board of Directors,

/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer

August 12, 2026

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Appendix A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: NightFood Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV201313608234
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 900,000,000 shares of common stock, par value $0.001 per share 1,000,000 shares of Preferred stock, par value $0.001 per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 900,000,000 shares of common stock, par value $0.001 per share 1,000,000 shares of Preferred stock, par value $0.001 per share
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Each [150-250] shares of common stock shall automatically be converted into one share of fully paid an non-assessable common stock
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares will be rounded up to the nearest whole share at the participant level. No cash will be paid in lieu of fractional shares.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X ______________________ Signature of Officer Title Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

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